EXHIBIT 10.1





                                      AGREEMENT


          This Agreement made and entered into this 12th day of September, 1996, by and between GLOBAL SPILL MANAGEMENT, INC., a Nevada corporation having its principal offices at 37-61 39th Street, Long Island City, New York 11101 (herein called the "Company"); and JASON POLLACK (herein called the "Finder").

                                W I T N E S S E T H :

          WHEREAS, the Company has been seeking to acquire certain Corporation(s) in the Environmental Reclamation Industry;

          WHEREAS, the Company desires to retain the Finder as an independent contractor in order to avail itself of the services of the Finder in connection with the acquiring of said business;

          NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1.   ENGAGEMENT OF THE FINDER.
          ------------------------

          The Company hereby retains the Finder and the Finder hereby accepts engagement by the Company upon the terms and conditions hereinafter set forth.

     2.   TERM.
          ----

          Subject to the provisions contained herein, the term of this Agreement shall commence on the date hereof and shall terminate on September 13, 1997, unless the Company extends the term of the contract in writing prior to such date. Notwithstanding the termination of the Term of this Agreement, the commission payable to the Finder in accordance with Paragraph 4 hereof shall be paid by the Company to the Finder regardless of whether the Company, as a result of negotiations initiated through the services of the Finder, agrees in writing to sell or otherwise dispose of the Business within six months of such termination.

     3.   DUTIES OF THE FINDER.
          --------------------

          The Finder agrees to endeavor to procure the acquisition of Corporation(s) in the Environmental Reclamation Industry. The Finder's sole responsibility as finder is to introduce the parties and encourage them to negotiate to acquire the Business on terms acceptable to the Company. The Finder has and shall provide, information furnished by the Company, to prospective Corporations in the Environmental Reclamation Industry, which are seeking to be acquired. The Company shall indemnify, defend, and save harmless the Finder from and against any and all claims, demands, costs and liabilities arising from or connected with the use of such








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     information by the Finder that have been approved or provided by the
     Company prior to use by the Finder.

     4.   COMPENSATION.
          ------------

          4.1  Reimbursement of Expenses.    The Company shall reimburse the
               -------------------------
     Finder for all reasonable travel and travel-related expenses incurred or paid by the Finder that relate directly or indirectly or are necessary to the performance of the services contemplated by or are required by the Finder under this Agreement, whether or not a transaction is or is not consummated. Such expenses shall be verbally approved by the Company before they are incurred.

          4.2  Commission Compensation. As compensation for the services of the
               -----------------------
     Finder hereunder in connection with finding a seller of certain Corporations in the Environmental Reclamation Industry, the Company will issue to the Finder 50,000 shares of Global Spill Management, Inc. Common Stock, $.001 par value upon the execution of this Agreement (the "Commission").

     5.   INCORPORATION INTO UNDERWRITING AGREEMENT.
          -----------------------------------------

          The Company agrees that it shall cause the existence of this agreement and the obligation of the Company to pay the Commission to the Finder to be referenced in the acquisition agreement between the Company and the Corporation(s) being acquired. Such reference shall include the statement that the Finder was paid a commission upon the execution of this Agreement.


     6.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          The Company hereby represents and warrants as follows:

          6.1 The officers signing in the name and on behalf of the Company are duly authorized officers of the Company and have the right and authority to bind the Company to performance of its obligations and duties hereunder.

          6.2 That neither the Company on its own behalf, nor others, including an affiliate of the Company, employees or servants of the Company or any affiliates, are presently involved in or actively negotiating the acquisition contemplated hereunder with any person, firm or corporation and that there exist no agreements of sale or other documents relating to such acquisition, and that there are no active negotiations taking place with any Corporation(s) regarding the acquisition contemplated hereunder.

     7.   MISCELLANEOUS.
          -------------

          7.1  Independent Contractor.  In making and performing this Agreement,
               ----------------------
     the Finder acts and shall act at all times as an independent contractor, and nothing contained in this

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     Agreement shall be so construed or applied as to create or imply the relationship of partners, of agency, joint adventures, or employer and employee between the parties hereto.

          7.2  Notices.  Any notice required or permitted to be given under this
               -------
     Agreement shall be sufficient if in writing, and if sent by registered or certified mail to the principal office of the party to whom such notice is directed, listed on Page 1 hereof, or such other address as such party may hereafter designate in writing.

          7.3  Invalidity.  If any term or provision of this Agreement shall, to
               ----------
     any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          7.4  Entire Agreement.  It is understood and agreed that this
               ----------------
     Agreement expresses the complete and final understanding of the parties hereto, that any and all negotiations and representations not included herein or referred to herein are hereby abrogated, and that this Agreement cannot be changed, modified, or varied except by a written instrument signed by all parties hereto.

          7.5  Successors; Assigns.  This Agreement shall be binding upon and
               -------------------
     inure to the benefit of the successors of the Company and the Finder, but shall not be assignable by the Finder during their lifetimes except with the written permission of the Company.

          7.6  Governing Law.  This Agreement shall be construed, interpreted,
               -------------
     and governed by the laws of the State of New York. The Company consents to the jurisdiction of the United States District Court for the Southern District of New York and the New York Supreme Court, New York County for the adjudication of any dispute out of this Agreement.


     [SIGNATURE PAGE FOLLOWS]








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          IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above written.


                                   GLOBAL SPILL MANAGEMENT, INC.



                                   By: /s/ Karl Schwab
                                       -----------------------
                                       Karl Schwab, President






                                   By: /s/ Jason Pollack
                                       -----------------------
                                           Jason Pollack








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